UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  May 3, 2011

Lattice Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10690	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 N. Park Drive Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 910-1166

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

(a)           Securities Purchase Agreements with Barron Partners LP. and with other investors

On March 28, 2011, Lattice Incorporated (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Barron Partners LP (“Barron”) pursuant to which Barron purchased an additional 90,910 shares of Series D Convertible Preferred Stock (the “Series D Shares”) for $200,000.    Each Series D Share is convertible into 20 common shares of Company’s common stock at $0.11 per share, such to adjustment and limitations.   Under the terms of the Purchase Agreement, as approved by the Company’s board of directors, Lattice subsequently filed an amended certificate of designation for Series D Convertible Preferred Stock.   The terms and provisions of the March 28, 2011 Purchase Agreement are materially similar or identical of the February 14, 2011 securities purchase agreement with Barron.

During March and April 2011, the Company also entered into several stock purchase agreements with investors for private placements of 4,632,727 shares of restricted common stock.   These private placements raised $509,600 from thirteen accredited investors for issuances of restricted common shares at $.11 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.33	Securities Purchase Agreement, dated as of March 28, 2011 between the Company and Barron Partners LP

10.34	Amended Certificate of Designation, Series D Convertible Preferred Stock, dated April 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2011

LATTICE INCORPORATED

By:	/s/ Joe Noto
Name:	Joe Noto
Title:	Chief Financial Officer